Exhibit 99.1

Rex Energy Corporation Announces Midstream Joint Venture

STATE COLLEGE, Pa., Dec 22, 2009 (GLOBE NEWSWIRE) — Rex Energy Corporation (Nasdaq:REXX) announced today the formation of a midstream joint venture with Stonehenge Energy Resources, L.P. The joint venture will operate through the newly formed Keystone Midstream Services, LLC, a Delaware limited liability company (“Keystone Midstream”), and will initially invest up to $25.0 million to build a high pressure gathering system and cryogenic gas processing plant in Butler County, Pennsylvania.

Stonehenge Energy Resources, L.P. was formed in 2007 to design, build, own and operate midstream assets, such as natural gas gathering, treating and processing facilities. Stonehenge is a portfolio company of Energy Spectrum Capital, a leading private equity firm focused exclusively on the energy industry with over $1 billion in assets under management. The management team at Stonehenge has over 95 years of combined experience in the midstream sector of the natural gas industry.

Rex Energy owns 40% of Keystone Midstream and has contributed to the joint venture its existing gathering system in Butler County, Pennsylvania. Stonehenge owns 60% of Keystone Midstream and has contributed to the joint venture the Sarsen Gas Plant, a cryogenic gas plant with 40 Mmcf per day of processing capacity. In conjunction with the formation of the joint venture, Rex Energy has entered into a gathering and processing agreement with Keystone Midstream in which Rex Energy has reserved 20 Mmcf per day of capacity in the Sarsen Gas Plant in 2010 and 40 Mmcf per day of capacity thereafter. Stonehenge will manage the operations of Keystone Midstream.

Benjamin W. Hulburt, Rex Energy’s President and CEO, commented, “I am extremely pleased with the joint venture we formed with Stonehenge and believe it will further strengthen the dominant position we have in Butler County. Forming the Keystone Midstream joint venture significantly reduces Rex Energy’s capital investment in necessary infrastructure in Butler County and leverages the extensive midstream experience of the Stonehenge management team.”

About Rex Energy Corporation

Rex Energy Corporation is an independent oil and gas company operating in the Illinois Basin and the Appalachian Basin of the United States. The company has pursued a balanced growth strategy of exploiting its sizable inventory of lower risk developmental drilling locations, pursuing its higher potential exploration drilling prospects and actively seeking to acquire complementary oil and natural gas properties. For more information about the company, please visit www.rexenergy.com. Please note that the company routinely posts important information about the company under the investor relations section of its web site.

Forward-Looking Statements

Except for historical information, statements made in this release, including those relating to significant potential, future earnings, cash flow, capital expenditures, production growth and planned number of wells, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These

statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the company’s future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, adverse economic conditions in the United States and globally; the difficult and adverse conditions in the domestic and global capital and credit markets; domestic and global demand for oil and natural gas; sustained or further declines in the prices the company receives for oil and natural gas adversely affecting operating results and cash flow; the effects of government regulation, permitting and other legal requirements; the quality of Rex Energy’s properties with regard to, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of the company’s oil and natural gas reserves; the company’s ability to increase production and oil and natural gas income through exploration and development; Rex Energy’s ability to successfully apply horizontal drilling techniques and tertiary recovery methods; the number of well locations to be drilled, the cost to drill and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in the company’s drilling plans and related budgets; and the adequacy of capital resources and liquidity including, but not limited to, access to additional borrowing capacity. The company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the company’s filings with the Securities and Exchange Commission, which are incorporated by reference.

The company’s internal estimates of reserves may be subject to revision and may be different from estimates by the company’s external reservoir engineers at year end. Although the company believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, it can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

For more information, contact:

Julia Williams

Manager, Investor Relations

(814) 278-7130

jwilliams@rexenergycorp.com